UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 25, 2006

(Date of earliest event reported)

EYE CARE CENTERS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

TEXAS	33-70572	74-2337775
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

11103 West Avenue

San Antonio, Texas 78213-1392

(Address of principal executive offices, including zip code)

(210) 340-3531

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Highmark Inc. to Acquire ECCA Holdings

San Antonio, Texas – May 1, 2006 – Highmark Inc. (“Highmark”) and ECCA Holdings Corporation (“ECCA”) announced today that HVHC, Inc. (“HVHC”), a subsidiary of Highmark, and ECCA have entered into a merger agreement pursuant to which ECCA will be merged with a wholly-owned subsidiary of HVHC, with ECCA being the surviving corporation and becoming a wholly-owned subsidiary of HVHC. Eye Care Centers of America, Inc., a San Antonio, Texas – based optical retail chain, is owned by ECCA and as a result of the merger will become an indirect wholly-owned subsidiary of Highmark.

The board of directors of both companies approved the merger, subject to the approval of ECCA’s stockholders and customary regulatory approvals. The transaction is expected to close in the third quarter of 2006.

Citigroup Corporate and Investment Banking was the financial advisor to Highmark and along with PNC Capital Markets has provided a financing commitment.

About Eye Care Centers Of America, Inc.

With 384 stores in 36 states, Eye Care Centers of America, Inc. is the third largest retail optical chain in the U.S. The company’s brand names include EyeMasters, Binyon’s, Visionworks, Hour Eyes, Dr. Bizer’s VisionWorld, Dr. Bizer’s ValueVision, Doctor’s ValuVision, Stein Optical, Vision World, Doctor’s VisionWorks, and Eye DRx. Founded in 1984, the company is headquartered in San Antonio, Texas. For more information, visit www.ecca.com.

About Highmark Inc.

Highmark, an independent licensee of the Blue Cross Blue Shield Association, is one of the top health insurers in the United States with corporate headquarters in Pittsburgh, PA. Highmark Inc.’s mission is to provide access to affordable, quality health care enabling individuals to live longer, healthier lives. Highmark serves 4.6 million people through the company’s health care benefits business, and contributes millions of dollars each year to help keep quality health care programs affordable and to support community-based programs that work to improve people’s health. Highmark’s vision subsidiary business provides services to approximately 35 million funded and discount members in Pennsylvania and across the nation. For more information, visit www.highmark.com.

Forward-Looking Statements:

Some statements in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. These forward-looking statements may relate to, among other things, our future performance generally, business development activities, strategy, projected synergies, future capital expenditures, financing sources and availability and the effects of regulation and competition. When used in this press release, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” “will” or “should” or, in each case, their negative and similar expressions are generally intended to identify forward-looking statements although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements, which reflect our management’s view and various assumptions only as of the date of this filing. Because these forward-looking statements involve risks and uncertainties, many of which are beyond our control, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our assumptions, plans, objectives, expectations and intentions with respect to the following:

•	Our competitive environment; The cost and effect of legal, tax or regulatory proceedings; Changes in general economic conditions; Changes to our regulatory environment; Our ability to maintain our relationships with optometrists; Franchise claims by optometrists; Our ability to build and maintain managed vision care plans; Reduction of third-party reimbursement; Technological advances in vision care; Conflicts of interest between our controlling shareholders and noteholders; Failure to realize anticipated cost savings; Exposure to liability claims if we are unable to obtain adequate insurance; Changes in general industry and market conditions and growth rates; Loss of key management personnel; Changes in accounting policies applicable to our business; The impact of unusual items resulting from the implementation of new business strategies, acquisitions and divestitures or future restructuring activities; Our substantial indebtedness; Restrictions imposed on our business by the terms of our indebtedness; Our ability to fund our capital requirements; Long-term impact of laser surgery on the optical industry; our ability to open new stores and the financial impact derived from those openings

In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this press release might not occur. You should assume the information appearing in this release is accurate only as of the date on the front cover of this filing, as our business, financial condition, results of operations and prospects may have changed since that date. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information, please contact:

Eye Care Centers of America:

Doug Shepard – Executive Vice President/Chief Financial Officer

(210) 524-6538

Dave McComas – Chairman and Chief Executive Officer

(210) 524-6503

SIGNATURE

EYE CARE CENTERS OF AMERICA, INC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 1, 2006

/s/ Douglas C. Shepard

Douglas C. Shepard

Executive Vice President and Chief Financial Officer